                                                                     EXHIBIT a.2

                              CERTIFICATE OF TRUST

                                       OF

                        CALAMOS GLOBAL TOTAL RETURN FUND

         The undersigned, constituting all of the members of the Board of Trustees of the Calamos Global Total Return Fund (the "Trust"), in order to form a Delaware statutory trust pursuant to Section 3810 of the Delaware Statutory Trust Act, hereby certifies the following:

         1. The name of the Delaware statutory trust is Calamos Global Total Return Fund.

         2. Prior to the issuance of beneficial interests, the Trust will become a registered investment company under the Investment Company Act of 1940, as amended.

         3. Notice is hereby given that pursuant to Section 3804 of the Delaware Statutory Trust Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally or any other series thereof, and, unless otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

         4. The registered office of the Trust in Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

         5. The registered agent for service of process on the Trust is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

         6. This Certificate of Trust shall be effective on the date it is filed with the Office of the Delaware Secretary of State.

         IN WITNESS WHEREOF, the undersigned Trustee of the Trust has executed this Certificate as of the 12th day of March, 2004.

/s/ John P. Calamos                      /s/ Weston W. Marsh
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John P. Calamos                          Weston W. Marsh
Trustee                                  Trustee

/s/ Nick P. Calamos                      /s/ John E. Neal
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Nick P. Calamos                          John E. Neal
Trustee                                  Trustee

/s/  Stephen B. Timbers                  /s/ William Rybak
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Stephen B. Timbers                       William Rybak
Trustee                                  Trustee

/s/ Joe F. Hanauer
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Joe F. Hanauer
Trustee